Exhibit 26(h)(5)(b)

SECOND AMENDMENT TO

FUND PARTICIPATION AGREEMENT

Between

EVERGREEN VARIABLE ANNUITY TRUST

And

UNITED INVESTORS LIFE INSURANCE COMPANY

This Second Amendment (this “Amendment”), made and entered into as of April 18, 2005, is made a part of the Fund Participation Agreement dated May 11, 2000, as amended December 5, 2003 (hereinafter the “Agreement”), by and between United Investors Life Insurance Company (“Company”), on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A to the Agreement, and Evergreen Variable Annuity Trust (the “Trust”).

WHEREAS, the parties desire to amend Schedule A to the Agreement to reflect changes; and

WHEREAS, Evergreen VA Foundation Fund is now known as Evergreen VA Balanced Fund and;

WHEREAS, Evergreen VA Small Cap Value Fund is now known as Evergreen Special Values Fund.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises set forth below, the parties agree as follows:

1.	Schedule A to the Agreement is hereby deleted in its entirety and replaced with the attached new Schedule A.

2.	All references to Evergreen VA Foundation Fund are to be replaced with Evergreen VA Balanced Fund.

3.	All references to Evergreen VA Small Cap Value Fund are to be replaced with Evergreen VA Special Values Fund.

4.	Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

UNITED INVESTORS LIFE INSURANCE COMPANY

/s/ John H. Livingston
By:	John H. Livingston
Its:	Secretary and Counsel

EVERGREEN VARIABLE ANNUITY TRUST

/s/ Sally E. Ganem
By:	Sally E. Ganem
Its:	Assistant Secretary

SCHEDULE A

(As amended April 18, 2005)

Separate Accounts, Contracts and Associated Portfolios

Name of Separate Accounts and Date

Established by Board of Directors

Titanium Universal Life Variable Account	9/15/99
Titanium Annuity Variable Account	9/15/99

Contracts Funded by Separate Account and Form Number

TL99	Titanium Universal Life Variable Account
TA99	Titanium Annuity Variable Account

Designated Portfolios

•	Evergreen VA Balanced Fund

•	Evergreen VA International Equity Fund

•	Evergreen VA Special Values Fund